Exhibit 99.1

For more information, please contact:

Investors and Shareholders:
Larissa DeCarlo
Cadence Design Systems, Inc.
408-428-5052
investor_relations@cadence.com

Media and Industry Analysts:
Jenny Gispen-Schultz
Cadence Design Systems, Inc.
408-944-7280
jennyg@cadence.com

CADENCE REPORTS THIRD QUARTER RESULTS

     SAN JOSE, Calif., Oct. 15, 2003—Cadence Design Systems, Inc. (NYSE: CDN) today announced total revenue for the third quarter of 2003 of $269 million. Subscription licenses were approximately 81 percent of software product bookings.

     Pro forma earnings were $33 million or $0.12 per share based on fully diluted shares outstanding. On a GAAP basis, including restructuring, amortization of acquired intangibles and other charges, the results were a net loss of $15 million or $0.06 per share. A reconciliation of GAAP to pro forma earnings is included with this press release.

     “Again this quarter, Cadence executed to plan,” said Ray Bingham, Cadence president and CEO. “We delivered ground-breaking innovations from our R&D organization, integrated acquisitions into our platforms, and reduced costs. With these actions, we continue to deliver market-leading technologies that improve customer productivity.”

Business Highlights of Q3 2003

•	Cadence® introduced the Virtuoso® custom design platform, the world’s first comprehensive platform for fast, silicon-accurate custom, analog, RF and mixed-signal design. Virtuoso represents the broadest, deepest analog mixed/signal technology available in the industry and is used on 9 out of 10 designs worldwide.

Virtuoso offers the industry’s only specification-driven environment, the first multi-mode simulation utilizing common models and equations, up to 10 times performance increase, advanced silicon analysis for 130, 90 nanometers and below, and a full-chip, mixed-signal integration environment.

•	Cadence shipped version 3.2 of the Cadence Encounter™ digital IC design platform, with enhanced timing closure, low-power design, improved integration, and ease of use. The result is shorter overall development time for digital design teams.

•	The company also announced a strategic alliance with CoWare Inc. to provide a unified solution for electronic system-level [ESL] design through to RTL implementation. The alliance involves joint development, cross-licensing, a coordinated go-to-market strategy, and a Cadence investment in CoWare.

•	This quarter, nine additional EDA companies, including Mentor Graphics, have publicly stated their plans to move products to OpenAccess. OpenAccess is a high-performance, nanometer-ready database and API, created by Cadence and managed by Si2, an industry consortium of EDA customers and vendors. Cadence’s Virtuoso and Encounter platforms now run on the OpenAccess database.

     The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially. These statements do not include the impact of any mergers, acquisitions or other business combinations that may be completed after September 27, 2003.

Business Outlook

     For Q4, the company expects total revenue in the range of $295 million to $305 million. Subscriptions should continue to make up 80 percent to 90 percent of total software bookings, and about 60 percent of software product revenue should come from ratable backlog. Pro forma diluted earnings per share are expected to be in the range of $0.23 to $0.25. On a GAAP basis, including amortization of acquired intangibles, restructuring, and other charges, Q4 earnings are expected to be in the range of $0.09 to $0.11.

     For the full year 2003, the company expects total revenues to be in the range of $1.095 billion to $1.105 billion. Pro forma diluted earnings per share for 2003 are expected to be in the range of $0.48 to $0.50. On a GAAP basis, including amortization of acquired intangibles, restructuring, and other charges, the results for fiscal 2003 are expected to be a loss in the range of $0.05 to $0.07.

     A schedule showing a reconciliation of the business outlook from GAAP to pro forma diluted net income per share is included with this release.

Audio Webcast Scheduled

     Cadence Design Systems, Inc.’s Ray Bingham, chief executive officer, and Bill Porter, chief financial officer, will host a third quarter Financial Results audio webcast today, October 15, 2003, at 2:00 p.m. (Pacific) / 5:00 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting October 15 at 5:00 p.m. Pacific time and ending at 5:00 p.m. Pacific time on October 22. Webcast access is available at www.cadence.com/company/investor_relations.

About Cadence

     Cadence is the largest supplier of electronic design technologies, methodology services, and design services. Cadence solutions are used to accelerate and manage the design of semiconductors, computer systems, networking and telecommunications equipment, consumer electronics, and a variety of other electronics based products. With approximately 4800 employees and 2002 revenues of approximately $1.3 billion, Cadence has sales offices, design centers, and research facilities around the world. The company is headquartered in San Jose, Calif., and traded on the New York Stock Exchange under the symbol CDN. More information about the company, its products and services is available at www.cadence.com.

Cadence, the Cadence logo and Virtuoso are registered trademarks, and Encounter is a trademark of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

The statements contained above regarding the company’s third quarter 2003 results, those contained in the Business Outlook section above and the statements by Ray Bingham include forward looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Readers are cautioned not to put undue reliance on these forward looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside the control of Cadence, including, among others: Cadence’s ability to compete successfully in the design automation product and the commercial electronic design and methodology services industries; the mix of products and services sold and the timing of significant orders for its products; economic uncertainty; fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; and the acquisition of other companies or the failure to successfully integrate them.

For a detailed discussion of these and other cautionary statements, please refer to the company’s filings with the Securities and Exchange Commission. These include the company’s Annual Report on Form 10-K for the year ended December 28, 2002 and Quarterly Report on Form 10-Q for the quarter ended June 28, 2003.

In the calculation of the company’s pro forma earnings and pro forma diluted earnings per share for this and other periods, Cadence has excluded one or more of the following items: amortization of acquired intangibles, amortization of deferred stock compensation, restructuring and other charges and write off of in-process technology from acquisitions, tax provisions, inventory write-downs, equity investment write-downs and certain non-routine legal costs. Cadence management uses pro forma earnings and pro forma diluted earnings per share to evaluate the performance of its core business of developing and selling its products and services and to estimate its future core performance, before taking into account the effect of typically non-cash items that are variable and difficult to predict from period to period.

Cadence management believes that the items excluded from its pro forma calculations are generally infrequent and somewhat unpredictable events or events whose impact on earnings will be resolved over a reasonably short, finite period of time. By excluding these variable and unpredictable, generally non-cash items that do not arise from the company’s core business operations, Cadence management believes it can better compare the revenues and costs of its operating business to the past and future operations of that operating business.

Though Cadence management finds these pro forma measures useful for evaluating aspects of Cadence’s business, its reliance on these measures is limited because these excluded items often have a material effect on Cadence’s earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence management always uses the pro forma earnings and earnings per share measures in conjunction with GAAP earnings and earnings per share measures.

Just because an item may be non-cash does not mean it is not important to an understanding of a company’s financial statements. In fact, investors are encouraged to look at GAAP results as the best measure of financial performance. For example, amortization of intangibles, write-downs of assets or in-process technology are important to consider because they represent initial cash expenditures that are merely reported under GAAP across future fiscal periods. Likewise, deferred stock compensation expense is an obligation of the company that should be considered. Restructuring charges require cash outlays and can be triggered by acquisitions or product adjustments, as well as overall company performance within a given business environment. All of these metrics are important to financial performance generally. Therefore, Cadence management typically uses the pro forma earnings and earnings per share measures in conjunction with GAAP earnings and earnings per share measures, to address these limitations.

Cadence believes that presenting pro forma earnings and earnings per share measures provides investors with an additional tool for evaluating the company’s core performance that management uses in its own evaluation of performance, and a pro forma base line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into our financial results.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the Business Outlook published in this press release. At the same time, Cadence will keep this press release, including the outlook, publicly available on its Web site (www.cadence.com/company/investor_relations/index.html).

Prior to the start of the Quiet Period (described below), the public may continue to rely on the Business Outlook herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.

Beginning December 22, 2003, Cadence will observe a “Quiet Period” during which the Business Outlook as provided in this press release and the company’s most recent quarterly report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the Business Outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, Cadence representatives will not comment concerning the outlook or Cadence’s financial results or expectations. The Quiet Period will extend until the day when Cadence’s Fiscal Year 2003 Earnings Release is published, currently scheduled for January 28, 2004.

# # #

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
September 27, 2003 and December 28, 2002
(In $000’s)

	September 27, 2003	December 28, 2002

	(Unaudited)
Current Assets:
Cash and cash equivalents	$394,203	$371,327
Short-term investments	30,146	24,286
Receivables, net	288,658	313,968
Inventories	15,141	9,614
Prepaid expenses and other	60,674	39,448

Total current assets	788,822	758,643
Property, plant and equipment, net	394,889	434,491
Acquired intangibles, net	1,126,111	883,339
Installment contract receivables, net	126,434	113,185
Other assets	235,069	248,603

Total Assets	$2,671,325	$2,438,261

Current Liabilities:
Current portion of capital lease obligations	$801	$1,609
Accounts payable and accrued liabilities	311,905	297,399
Deferred revenue	219,859	212,882

Total current liabilities	532,565	511,890

Long-term Liabilities:
Long-term portion of capital lease obligations	80	659
Long-term debt	420,000	52,000
Other long-term liabilities	267,118	214,407

Total long-term liabilities	687,198	267,066

Stockholders’ equity	1,451,562	1,659,305

Total Liabilities and Stockholders’ Equity	$2,671,325	$2,438,261

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Operations
For the Quarters and Nine Months Ended September 27, 2003 and September 28, 2002
(In $000’s, except per share amounts)
(Unaudited)

	Quarters Ended		Nine Months Ended

	September 27, 2003	September 28, 2002	September 27, 2003	September 28, 2002

Revenue:
Product	$151,678	$210,286	$453,590	$655,399
Services	33,773	33,992	100,962	114,284
Maintenance	83,025	82,958	246,237	247,087

Total revenue	268,476	327,236	800,789	1,016,770

Costs and Expenses:
Cost of product	5,075	14,630	20,305	62,552
Cost of services	22,192	28,078	69,790	89,628
Cost of maintenance	12,662	16,007	41,666	49,775
Marketing and sales	80,758	103,216	249,638	296,167
Research and development	84,179	84,647	257,677	241,092
General and administrative	18,814	26,267	65,598	89,349
Amortization of acquired intangibles	27,790	22,034	79,093	59,731
Amortization of deferred stock compensation	12,548	10,465	31,685	21,412
Mentor settlement	(14,500)	—	(14,500)	—
Restructuring and other charges	62,874	—	64,226	73,231
Write-off of acquired in-process technology	2,000	6,600	7,500	34,000

Total costs and expenses	314,392	311,944	872,678	1,016,937

Income (loss) from operations	(45,916)	15,292	(71,889)	(167)
Interest expense	(2,392)	(663)	(3,706)	(1,563)
Other income (loss), net	2,295	171	(2,989)	(3,748)

Income (loss) before provision (benefit) for income taxes	(46,013)	14,800	(78,584)	(5,478)
Provision (benefit) for income taxes	(31,018)	6,569	(36,620)	11,267

Net income (loss)	$(14,995)	$8,231	$(41,964)	$(16,745)

Basic net income (loss) per share	$(0.06)	$0.03	$(0.16)	$(0.07)

Diluted net income (loss) per share	$(0.06)	$0.03	$(0.16)	$(0.07)

Weighted average common shares outstanding	266,755	267,300	267,605	256,461

Weighted average common and potential common shares outstanding — assuming dilution	266,755	271,437	267,605	256,461

Supplemental diluted earnings per share before amortization of acquired intangibles, amortization of deferred stock compensation, Mentor settlement, net of related costs, restructuring and other charges, write-off of acquired in-process technology, write-down of equity investments to fair value, reserve against inventory, non-recurring legal costs, and income tax effect of pro forma adjustments	$0.12	$0.15	$0.25	$0.61

Cadence Design Systems, Inc.
Pro Forma Condensed Consolidated Statements of Operations
Impact of Pro Forma Adjustments on Reported Net Income (Loss)
For the Quarters Ended September 27, 2003 and September 28, 2002
(In $000’s, except per share amounts)

	Quarter Ended				Quarter Ended
	September 27, 2003				September 28, 2002

	As Reported	Adjustments		Pro Forma	As Reported	Adjustments		Pro Forma

Revenue:
Product	$151,678	$—		$151,678	$210,286	$—		$210,286
Services	33,773	—		33,773	33,992	—		33,992
Maintenance	83,025	—		83,025	82,958	—		82,958

Total revenue	268,476	—		268,476	327,236	—		327,236

Costs and Expenses:
Cost of product	5,075	—		5,075	14,630	—		14,630
Cost of services	22,192	—		22,192	28,078	—		28,078
Cost of maintenance	12,662	—		12,662	16,007	—		16,007
Marketing and sales	80,758	—		80,758	103,216	—		103,216
Research and development	84,179	—		84,179	84,647	—		84,647
General and administrative	18,814	—		18,814	26,267	—		26,267
Amortization of acquired intangibles	27,790	(27,790	)(A)	—	22,034	(22,034	)(A)	—
Amortization of deferred stock compensation	12,548	(12,548	)(B)	—	10,465	(10,465	)(B)	—
Mentor settlement	(14,500)	14,500	(C)	—	—	—		—
Restructuring and other charges	62,874	(62,874	)(D)	—	—	—		—
Write-off of acquired in-process technology	2,000	(2,000	)(E)	—	6,600	(6,600	)(E)	—

Total costs and expenses	314,392	(90,712)		223,680	311,944	(39,099)		272,845

Income (loss) from operations	(45,916)	90,712		44,796	15,292	39,099		54,391
Interest expense	(2,392)	—		(2,392)	(663)	—		(663)
Other income, net	2,295	—		2,295	171	—		171

Income (loss) before provision (benefit) for income taxes	(46,013)	90,712		44,699	14,800	39,099		53,899
Provision (benefit) for income taxes	(31,018)	42,640	(F)	11,622	6,569	7,445	(F)	14,014

Net Income (loss)	$(14,995)	$48,072		$33,077	$8,231	$31,654		$39,885

Basic net income (loss) per share	$(0.06)			$0.12	$0.03			$0.15

Diluted net income (loss) per share	$(0.06)			$0.12	$0.03			$0.15

Weighted average common shares outstanding	266,755			266,755	267,300			267,300

Weighted average common and potential common shares outstanding — assuming dilution	266,755			274,889	271,437			271,437

Notes:
(A) Non-cash amortization of acquired intangibles
(B) Non-cash amortization of deferred stock compensation
(C) Mentor settlement, net of related costs
(D) Restructuring and other charges
(E) Write-off of acquired in-process technology
(F) Income tax effect of pro forma adjustments

Cadence Design Systems, Inc.
Pro Forma Condensed Consolidated Statements of Operations
Impact of Pro Forma Adjustments on Reported Net Loss
For the Nine Months Ended September 27, 2003 and September 28, 2002
(In $000’s, except per share amounts)

	Nine Months Ended				Nine Months Ended
	September 27, 2003				September 28, 2002

	As Reported	Adjustments		Pro Forma	As Reported	Adjustments		Pro Forma
Revenue:
Product	$453,590	$—		$453,590	$655,399	$—		$655,399
Services	100,962	—		100,962	114,284	—		114,284
Maintenance	246,237	—		246,237	247,087	—		247,087

Total revenue	800,789	—		800,789	1,016,770	—		1,016,770

Costs and Expenses:
Cost of product	20,305	—		20,305	62,552	(13,805	)(F)	48,747
Cost of services	69,790	—		69,790	89,628	—		89,628
Cost of maintenance	41,666	—		41,666	49,775	—		49,775
Marketing and sales	249,638	—		249,638	296,167	—		296,167
Research and development	257,677	—		257,677	241,092	—		241,092
General and administrative	65,598	—		65,598	89,349	(11,100	)(G)	78,249
Amortization of acquired intangibles	79,093	(79,093	)(A)	—	59,731	(59,731	)(A)	—
Amortization of deferred stock compensation	31,685	(31,685	)(B)	—	21,412	(21,412	)(B)	—
Mentor settlement	(14,500)	14,500	(C)	—	—	—		—
Restructuring and other charges	64,226	(64,226	)(D)	—	73,231	(73,231	)(D)	—
Write-off of acquired in-process technology	7,500	(7,500	)(E)	—	34,000	(34,000	)(E)	—

Total costs and expenses	872,678	(168,004)		704,674	1,016,937	(213,279)		803,658

Income (loss) from operations	(71,889)	168,004		96,115	(167)	213,279		213,112
Interest expense	(3,706)	—		(3,706)	(1,563)	—		(1,563)
Other income (loss), net	(2,989)	3,623	(H)	634	(3,748)	10,000	(H)	6,252

Income (loss) before provision (benefit) for income taxes	(78,584)	171,627		93,043	(5,478)	223,279		217,801
Provision (benefit) for income taxes	(36,620)	60,812	(I)	24,192	11,267	45,362	(I)	56,629

Net Income (loss)	$(41,964)	$110,815		$68,851	$(16,745)	$177,917		$161,172

Basic net income (loss) per share	$(0.16)			$0.26	$(0.07)			$0.63

Diluted net income (loss) per share	$(0.16)			$0.25	$(0.07)			$0.61

Weighted average common shares outstanding	267,605			267,605	256,461			256,461

Weighted average common and potential common shares outstanding — assuming dilution	267,605			273,776	256,461			264,977

Notes:
(A) Non-cash amortization of acquired intangibles
(B) Non-cash amortization of deferred stock compensation
(C) Mentor settlement, net of related costs
(D) Restructuring and other charges
(E) Write-off of acquired in-process technology
(F) Reserve against inventory
(G) Non-recurring legal costs
(H) Write-down of equity investments to fair value
(I) Income tax effect of pro forma adjustments

Cadence Design Systems, Inc.
As of October 15, 2003
Impact of Pro Forma Adjustments on Forward Looking Diluted Net Income per Share
(Unaudited)

	Quarter Ended	Year Ended
	January 3, 2004	January 3, 2004

GAAP net income (loss) per share	$0.09 to $0.11	$(0.05) to $(0.07)
Amortization of acquired intangibles	0.09	0.38
Amortization of deferred stock compensation	0.04	0.16
Mentor settlement	—	(0.05)
Restructuring and other charges	0.01	0.25
Write-off of in-process technology	—	0.03
Write-down of equity investments	—	0.01
Income tax effect of reconciling items	—	(0.23)

Pro Forma diluted net income per share	$0.23 to $0.25	$0.48 to $0.50

Cadence Design Systems, Inc.

2001-2003 Revenue Detail by Product Group ($ Millions)

	2001					2002					2003

	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3

Product Revenue:
IC Implementation	96.3	96.3	135.6	117.3	445.5	122.6	137.8	122.4	91.3	474.2	77.6	94.1	89.3
IP Creation	64.9	71.0	63.7	93.3	292.9	73.8	71.0	68.0	47.8	260.5	54.2	53.5	52.2
PSD	20.1	22.9	18.1	31.1	92.2	22.7	17.2	19.9	17.4	77.2	9.5	13.0	10.2

Total Product Revenue	181.3	190.2	217.4	241.7	830.5	219.0	226.1	210.3	156.5	811.9	141.3	160.6	151.7
Services	80.0	73.8	58.0	51.5	263.4	43.3	37.0	34.0	35.5	149.8	32.4	34.8	33.8
Maintenance	83.4	83.6	84.6	85.0	336.6	82.4	81.7	83.0	84.3	331.3	82.2	81.0	83.0
TOTAL REVENUE	344.7	347.6	360.0	378.2	1,430.4	344.7	344.8	327.2	276.3	1,293.1	255.9	276.4	268.5

2001-2003 Revenue Detail by Geography ($ Millions)

	2001					2002					2003

	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3

North America	217.0	201.2	178.8	224.1	821.0	204.5	185.7	193.6	160.7	744.4	135.5	151.1	155.9
Europe	59.6	85.6	118.3	70.1	333.6	56.6	95.9	61.1	44.3	257.9	44.7	41.6	52.1
Japan	48.9	43.5	30.1	58.8	181.3	61.6	36.5	47.1	43.5	188.7	53.4	59.6	35.3
Asia	19.1	17.4	32.9	25.2	94.5	22.0	26.7	25.5	27.8	102.0	22.2	24.1	25.2
TOTAL REVENUE	344.7	347.6	360.0	378.2	1,430.4	344.7	344.8	327.2	276.3	1,293.1	255.9	276.4	268.5